UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 10, 2016

Date of report (Date of earliest event reported)

Deltic Timber Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12147	71-0795870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 East Elm Street

P. O. Box 7200

El Dorado, Arkansas

71731-7200

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (870) 881-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Deltic Timber Corporation (the “Company”) announced on October 10, 2016 the resignation of Ray C. Dillon, the Company’s President and Chief Executive Officer, in connection with Mr. Dillon’s retirement from the Company, including as a member of the Board of Directors of the Company (the “Board”), and the Board’s concurrent appointment of D. Mark Leland, a member of the Board, as interim President and Chief Executive Officer, effectively immediately.

Mr. Dillon will be entitled to the payments and benefits provided in a retirement agreement and general release that he entered into with the Company on October 10, 2016 (the “Retirement Agreement”). Under the Retirement Agreement, Mr. Dillon will receive a lump sum cash payment in the gross amount of $2,095,765 and accelerated vesting of all outstanding time-based restricted stock and all unvested stock options, as well as accelerated vesting of 21,279 shares of his performance-based restricted stock, with the rest of his performance-based restricted stock being forfeited. All of his stock options will remain exercisable until the earlier of October 10, 2018 and their expiration. The Retirement Agreement also provides for a release of claims and a two-year non-solicitation and non-interference covenant.

The foregoing description of the Retirement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Retirement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Leland has also been appointed to the Executive Committee of the Board and the Pension Investment and Employee Benefits Committee, and will no longer serve as a member of the Audit Committee of the Board. Mr. Leland will have an annual base salary of $578,000 that will be prorated for the time he serves as interim President and Chief Executive Officer and will receive a grant of restricted stock with an aggregate grant date value of $500,000. The restricted stock will vest over one year and will accelerate on a prorated basis in the event that during the one year period the Company finds a replacement for Mr. Leland to serve as the permanent President and Chief Executive Officer.

Mr. Leland is the retired former President of the Midstream Division of El Paso Corporation. Prior to that position, he served in various positions including Executive Vice President and Chief Financial Officer, El Paso Corporation and Senior Vice President and Chief Financial Officer, El Paso Production Company. Mr. Leland also has served as Chief Operating Officer of GulfTerra Energy Partners.

The Company issued a press release regarding Mr. Dillon’s retirement and Mr. Leland’s appointment as the interim President and Chief Executive Officer, which is included as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Retirement Agreement and General Release, dated as of October 10, 2016

99.1	Press Release, issued October 10, 2016, by Deltic Timber Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deltic Timber Corporation

Date: October 11, 2016	By:	/s/ Jim F. Andrews, Jr.
	Name:	Jim F. Andrews, Jr.
	Title:	Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Retirement Agreement and General Release, dated as of October 10, 2016

99.1	Press Release, issued October 10, 2016, by Deltic Timber Corporation.